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                                                                    EXHIBIT 23.3


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement on Form S-4/S-8 of Paragon Health Network, Inc. and subsidiaries of our report dated February 10, 1998, on our audits of the consolidated financial statements and the financial statement schedule of Mariner Health Group, Inc. and subsidiaries as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996, and 1995, which report is included in its Annual Report on Form 10-K for the year ended December 31, 1997 filed with the Securities and Exchange Commission.

                                                      COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
June 15, 1998